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                                                                    EXHIBIT 23.1


[MOORE STEPHENS FROST LOGO]
                                                   425 West Capitol, Suite 3300
                                                    Little Rock, Arkansas 72201
                                                    501 376 9241 * 800 766 9241
                                                               Fax 501 376 6256
                                                               www. msfrost.com

                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
DAC Technologies Group International, Inc.
Little Rock, Arkansas

Re: Registration Statement on Form SB-2, to be filed October 18, 2004

We consent to the use in this Registration Statement of DAC Technologies Group International, Inc. on Form SB-2 of our report dated February 18, 2004, on the consolidated financial statements of DAC Technologies Group International, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                     /s/ Moore Stephens Frost

                                                         Moore Stephens Frost

Little Rock, Arkansas
October 18, 2004

An independently owned and operated member of Moore Stephens North America, Inc.
- members in principal cities throughout North America Moore Stephens North America, Inc., is a member of Moore Stephens International Limited - members in principal cities throughout the world